Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

a.Registration Statement (Form S-8 No. 333-201816) pertaining to the 2014 Equity Incentive Plan, 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Salarius Pharmaceuticals, Inc. (formerly known as Flex Pharma, Inc.);
b.Registration Statement (Form S-8 Nos. 333-210283, 333-216534, 333-223499, 333-230104, 333-246310 and 333-262896) pertaining to the 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Salarius Pharmaceuticals, Inc. (formerly known as Flex Pharma, Inc.);
c.Registration Statement (Form S-3 No. 333-231010 and 333-252169) of Salarius Pharmaceuticals, Inc. (formerly known as Flex Pharma, Inc.); and
d.Registration Statement (Form S-1 No. 333-235879) of Salarius Pharmaceuticals, Inc.

of our report dated March 25, 2022, with respect to the consolidated financial statements of Salarius Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Salarius Pharmaceuticals, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Houston, Texas
March 25, 2022